Exhibit 10.4
KB HOME
1986 STOCK OPTION PLAN
(as amended and restated on October 2, 2008)
          SECTION 1. Purpose. The purpose of the 1986 Stock Option Plan (the “Plan”) is to promote the success of KB Home (the “Company”) by providing a method whereby key employees of the Company and its subsidiaries may be encouraged to invest in the Common Stock of the Company (“Common Stock”) and thereby increase their proprietary interest in its business, encourage them to remain in the employ of the Company or its subsidiaries, and increase their personal interest in the continued success and progress of the Company.
          SECTION 2. Administration. (a) The Board of Directors of the Company shall designate a committee of not less than three Directors (the “Committee”). No individual shall become a member of the Committee if he shall have been eligible to receive options to acquire shares of capital stock of the Company or any subsidiary at any time during the 12-month period prior to his becoming a member and no member of the Committee shall be eligible to receive options. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, to grant to eligible persons options to purchase shares of Common Stock pursuant to the provisions of the Plan, to fix the exercise price of such options, to interpret the provisions of the Plan and any option agreements issued under the Plan, and to supervise the administration of the Plan.
          (b) All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, stockholders, employees and optionees.
          SECTION 3. Stock Options. (a) Grant of Options. Stock options on shares of Common Stock may be granted to participants by the Committee from time to time at its sole discretion. Each option shall be evidenced by an option agreement which shall contain such terms and conditions as may be approved by the Committee and shall be signed by an officer of the Company and the optionee. Neither the execution of any option agreement nor the granting of any option evidenced thereby shall constitute or be evidence of any agreement or other understanding, express or implied, on the part of the Company or any Subsidiary to employ an individual for any specific period.
          (b) Shares Subject to the Plan. (1) The shares to be delivered upon exercise of options granted under the Plan may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market or in private transactions.
          (2) Subject to adjustments made pursuant to the provisions of paragraph (3) of this Section 3(b), (i) the aggregate number of shares to be delivered upon exercise of all options which may be granted under the Plan shall not exceed 2,000,000 shares of Common Stock, $1.00 par value, of the Company. If an option granted under the Plan shall expire or terminate for any reason, the shares subject to, but not delivered under, such option shall be available for other options to the same employee or other employees.
          (3) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock of the Company, the Committee shall make appropriate proportional adjustments to any or all of the aggregate number of shares which may be delivered under the Plan and the number and option price of shares subject to the outstanding options granted under the Plan (provided that the number of shares subject to any option shall always be a whole number). Any adjustment under this Section 3(b)(3) shall be made only to the extent that such adjustment will not cause a violation of the requirements of Section 409A of the Internal Revenue Code.
          SECTION 4. Eligibility and Extent of Participation. (a) The employees eligible to receive options under the Plan shall consist of key employees of the Company and its subsidiaries. For the purpose of the Plan, the term “subsidiary” means a corporation 50% or more of the voting power of which is owned by the Company directly or indirectly through one or more subsidiaries.
          (b) Subject to the limitations of the Plan, the Committee shall, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, select from eligible employees those to be granted options and determine the time when each option shall be granted and the number of shares subject to each option. Subject to the provisions of paragraph (b) of Section 3, more than one option may be granted to the same person.
          SECTION 5. Option Price. The price at which shares may be purchased upon exercise of a particular option shall be as specified by the Committee, in its sole discretion, at the time such option is granted and shall be set forth in the applicable option agreement.
          SECTION 6. Exercise of Options. (a) Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the period during which each option may be exercised shall be fixed by the Committee in its sole discretion at the time such option is granted, but in no event shall such period expire later than fifteen years from the date the option is granted.
          (b) No option granted under the Plan may be exercised until the expiration of one year of continued employment by the Company or any of its subsidiaries or affiliates immediately following the date the option is granted and, except as provided in Section 9, only during the continuance of the optionee’s employment with the Company or any of its subsidiaries or affiliates. Subject to the foregoing limitations and unless cancelled prior to exercise, each option shall be exercisable in installments on a cumulative basis pursuant to the following schedule, subject to such different or additional terms and conditions as the Committee may, in its sole discretion, specify in the applicable option agreement or thereafter:
     (1) 20% on and after the first anniversary of the grant of the option,
     (2) an additional 20% on and after the second anniversary of the grant of the option,

     (3) an additional 20% on and after the third anniversary of the grant of the option,
     (4) an additional 20% on and after the fourth anniversary of the grant of the option, and
     (5) the remaining 20% on and after the fifth anniversary of the grant of the option.
          (c) The Committee may impose such other conditions with respect to the exercise of options, including without limitation any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.
          (d) No shares shall be delivered pursuant to any exercise of an option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging shares of Company stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such stock so tendered to the Company, valued as of the date of such tender, is equal to such option price. No optionee or the legal representative, legatee or distributee of an optionee, shall be deemed to be a holder of any shares subject to any option prior to the issuance of such shares upon exercise of such option.
          (e) Notwithstanding the foregoing, unless otherwise specifically determined by the Committee at the time of grant, all options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of any of the following events: (i) a tender or exchange offer for Common Stock (other than such an offer by the Company) shall have been consummated and following the consummation thereof the offeror (or any “group”, as defined in Section 13(d)(3) of the Securities Exchange Act, of which the offeror is a member) shall be the owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of directors may be cast, (ii) the shareholders of the Company shall have approved an agreement providing for a transaction for the exchange of at least a majority of the outstanding Common Stock for cash or property or securities (other than common stock of the Company) or for the sale or other disposition of all or substantially all of the assets of the Company. Options which become fully exercisable by reason of events specified in clauses (i) or (ii) shall remain exercisable for 90 days following the date on which they become so exercisable, after which they will revert to being exercisable in accordance with their other terms, provided, however, that no option which has previously been exercised or has expired or otherwise terminated shall become exercisable by virtue of this paragraph nor shall this paragraph permit exercise of any option during the portion, if any, of such 90 day period which follows the termination or expiration of any such option. As used in this paragraph, the term “offeror” includes any person controlling, controlled by or under common control with the offeror.
          (f) Anything herein to the contrary notwithstanding, no shares shall be issued pursuant to any exercise of an option to the extent that upon issuance of such shares the Company would cease to be an includible corporation in an affiliated group of which KB Home is also an includible corporation (all as described in Section 1504 of the Internal Revenue Code). To the extent that the Company shall be so precluded from issuing shares upon the exercise of an option, the optionee shall be entitled to receive either (i) shares reacquired by the Company as contemplated by Section 3(b) hereof, (ii) a cash sum equal to the amount by which the fair market value of the shares which the optionee would otherwise be entitled to receive, valued as of the date of such exercise, exceeds the option price of such shares, net of applicable withholding taxes, plus any amount tendered by the optionee at the time of exercise, or (iii) a combination of (i) and (ii), as the Committee shall determine in its sole discretion.
          SECTION 7. Financing of Shares Upon Exercise. If requested by the optionee at the time of exercise of an option, the Committee may in its sole discretion provide financing by the Company to the optionee for the purchase of such shares. Unless otherwise determined by the Committee in accordance with subparagraph 7(g), such financing shall be upon the following terms and conditions:
          (a) Amount. Loans may be made in an amount no greater than the lesser of (i) the exercise price, or (ii) 50% of the fair market value of the Common Stock purchased on the date of exercise of the option, or (iii) such amount as may be permitted by law or regulation.
          (b) Interest Rate. The principal amount of each such loan shall bear interest at a floating rate equal to 1% over the minimum commercial lending rate charged by Morgan Guaranty Trust Company of New York, as the same may change from time to time, or any lesser rate required by applicable law.
          (c) Repayment. A payment on account of interest shall be due on the November 30 following the borrowing in an amount equal to the lesser of (i) 3% per annum on the then outstanding balance of such loan or (ii) the aggregate amount of all cash dividends received by the optionee on the Common Stock so financed during the period from date of option exercise. Accrued unpaid interest on December 1 of each year shall be added to principal of the loan. Principal and all accrued unpaid interest thereon shall be due and payable upon the first to occur of (1) the date the optionee sells or otherwise transfers such shares, (2) the date the optionee ceases employment with the Company or any subsidiary or affiliate, or (3) the expiration of 12 months from the date of the borrowing.
          (d) Security. Such loans shall be recourse obligations of the optionee secured by the pledge of the shares so financed.
          (e) Documentation. In connection with such loan, the optionee shall execute such documents, promissory notes and pledge and security agreements with the Company and shall take such further and other action as the Committee may deem necessary or appropriate.
          (f) General Restrictions. Such financing shall be subject to all legal requirements and restrictions pertinent thereto, including, if applicable, Regulation G as promulgated by the Federal Reserve Board. The grant of any option by the Committee shall in no way obligate the Company or the Committee to provide any financing whatsoever upon the exercise of any option.

          (g) Amendments. Subject only to the restrictions set forth in subparagraph 7(f), the Committee may, in its sole discretion, provide Company financing, or assist in arranging other financing, for optionees upon the exercise of options upon such other terms and conditions as it may deem to be appropriate or advisable.
          SECTION 8. Transferability of Options. An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the person to whom granted, may be exercised only by such person.
          SECTION 9. Death, Retirement and Termination of employment. Subject to the condition that no option may be exercised in whole or in part after the expiration of the option period specified in the applicable option agreement:
          (a) Upon the death of any optionee while employed or within the three-month period referred to in clause (b) below, the person or persons to whom such optionee’s right, under the option are transferred by will or the laws of descent and distribution may, prior to the expiration of twelve months after the date of such optionee’s death, purchase any or all of the shares with respect to which such optionee was entitled to exercise such option immediately prior to his death;
          (b) Upon termination of employment for any reason, including retirement, an optionee may, prior to the expiration of three months after the date of such termination, purchase any or all of the shares with respect to which such optionee was entitled to exercise such option immediately prior to such termination; and
          (c) Upon expiration of the twelve month or three month periods described in subparagraphs 9(a) and 9(b), as the case may be, the options of an optionee who has died or terminated employment shall be cancelled to the extent not theretofore cancelled or exercised.
          (d) For purposes of this Plan, termination of employment shall not be deemed to occur upon the transfer of any optionee from the employ of the Company to the employ of any subsidiary or affiliate. For purposes of this subparagraph 9(d), “affiliate” means (1) any entity 50% or more of the voting interest in which is owned, directly or indirectly, by an entity which owns, directly or indirectly, 50% or more of the voting interest in the Company and (2) any entity which owns, directly or indirectly, 50% or more of the voting interest in the Company.
          SECTION 10. Delivery of Shares. No shares shall be delivered pursuant to any exercise of an option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.
          SECTION 11. Withholding. Prior to the delivery of certificates for shares, the Company shall have the right to require a payment from a participant to cover any applicable withholding taxes due in connection with the exercise of an option.
          SECTION 12. Amendments, Suspension or Discontinuance. The Board of Directors may amend, suspend, or discontinue the Plan, and may, except upon the happening of an event described in Section 6(e), cancel any option granted pursuant to the Plan prior to the time any portion of such option becomes exercisable pursuant to the applicable option agreement, but except as permitted by paragraph (b) (3) of Section 3, may not, without the prior approval of the stockholders of the Company, make any amendment which operates (a) to abolish the Committee, change the qualification of its members or withdraw the administration of the Plan from its supervision, (b) to make any material change in the class of eligible employees as defined in the Plan, (c) to increase the total number of shares which may be delivered on exercise of options granted under the Plan, or (d) to extend the maximum option period or the period during which options may be granted under the Plan.
          SECTION 13. Term of Plan. The Plan shall become effective on the date it is approved and adopted by the Board of Directors of the Company, subject to the approval of the Plan by shareholders of the Company. No award shall be granted under the Plan after the date that is ten (10) years after the date on which the Plan was approved by the Company’s shareholders or after such earlier date as the Committee may decide, in its sole discretion.